EXHIBIT 10.4

AMENDMENT TO

DEFERRED COMPENSATION AGREEMENT

THIS AMENDMENT (the “Amendment”) is entered into as of August 19, 2016 by and between FIRSTBANK, a Tennessee bank (the “FirstBank”) and CHRISTOPHER T. HOLMES (“Executive”). Together, FirstBank and Executive may be referred to hereinafter as the “Parties”.

1. FirstBank and Executive are parties to that certain Deferred Compensation Agreement effective as of December 31, 2014 (the “Deferred Compensation Agreement”), pursuant to which Executive is entitled to receive a payment of three million dollars ($3,000,000) upon the earlier of December 31, 2019, Executive’s Separation from Service or a Change in Control (as such terms are defined therein).

2. This Amendment shall be effective as of the closing date of the initial listing of FB Financial Corporation’s common stock (“Common Stock”) on the New York Stock Exchange and the completion of its underwritten offering of the Common Stock (the “IPO Effective Date”).

3. The Parties agree that the Deferred Compensation Agreement shall be amended to denominate Executive’s account under the Deferred Compensation Agreement in a fixed number of deferred stock units (“DSUs”), such number of DSUs to be determined by dividing three million dollars ($3,000,000) by the initial public offering price on the IPO Effective Date. The DSUs shall be convertible on a 1-for-1 basis into shares of Common Stock on the payment dates specified in the Deferred Compensation Agreement. The DSUs will be granted pursuant to and subject to the provisions of the FB Financial Corporation 2016 Incentive Plan and to the terms and conditions set forth in an award agreement evidencing the grant thereof.

4. For the avoidance of doubt, nothing herein shall be interpreted or construed to change the original payment schedule included in the Deferred Compensation Agreement.

The Parties hereby signify their agreement to these terms by their signatures below.

/s/ Christopher T. Holmes		/s/ James W. Ayers
Christopher T. Holmes		FirstBank
By: James W. Ayers
Its: Chairman

Date:	August 19, 2016	Date:	August 19, 2016